UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

Nikola Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

[First used May 8, 2023]

Voting is now open! Contact Alliance Advisors at (855) 935-2562 to vote your shares today.
Learn more: https://www.nikolamotor.com/stockholder-meeting/

[Text of landing page]

Annual Stockholder Meeting & Voting Information
Your approval is needed. Take action now.

Voting deadline: June 6, 2023, at 11:59 p.m. ET
Vote here:
North America: Toll-Free (855) 935-2562
International: +1 (551) 210-9929
Online: proxyvote.com

VOTE TODAY: YOUR APPROVAL IS NEEDED
Vote FOR Each Proposal at Nikola’s Annual Meeting of Stockholders

Every vote matters. We ask that you vote FOR each of the proxy proposals to help ensure that Nikola can continue moving forward toward its vision of a zero-emissions future, and toward achieving new milestones.

Your vote “FOR” Proposal 2 is particularly important as it allows us to increase the number of shares of our company's common stock. The passage of this proposal requires more than 50% of our outstanding shares to vote favorably. Every share counts. Every vote counts.

What Happens If Proposal 2 Does Not Pass:

•We will be limited in our ability to raise capital in order to support our ongoing operations and business objectives. We may have to reduce activities or lose important business opportunities, which could negatively affect our performance and our business.

It is imperative for ALL stockholders to VOTE your shares. Stockholders as of the close of business on April 10, 2023, are entitled to vote, even if you no longer own the shares.

If you have any questions, or require assistance with voting, please contact Alliance Advisors at (855) 935-2562.

The deadline to vote is Tuesday, June 6, 2023, at 11:59 p.m. Eastern Time.

VOTING IS QUICK AND EASY – YOU CAN VOTE BY TELEPHONE, INTERNET, OR MAIL:

BY PHONE: Please call ALLIANCE ADVISORS, Nikola’s proxy solicitor, North America toll-free, at (855) 935-2562.

International voters have a unique control number assigned for voting purposes that can only be provided by your broker or bank due to security purposes. Therefore, we suggest taking the following steps:

1.Reach out directly to your broker or bank and ask them how they handle voting for U.S. companies as they have discretion on how shares are voted.
2.During that discussion, see if they are able to vote on your behalf.
3.You can also reach out to Alliance Advisors, our proxy solicitor, at (855) 935-2562 with any questions.

• Retail investors, including individual stockholders who purchased shares through app-based brokers, should call the relevant number above.

• Robinhood investors, proxy voting emails are sent by noreply@robinhood.com and voting is hosted by Say Technologies. You will be able to vote and view materials directly from your email.

• BY INTERNET: If you hold shares in “street name,” you can vote by following the instructions shared by your broker, bank or other nominee. You can vote through a service provided by your broker by going to proxyvote.com. Please make sure you have your control number when visiting the website.

• No further action is required if you have already voted your shares. Thank you for your continued support of Nikola.

The company Proxy Statement can be found here. For the latest information on Nikola, please visit our Investor News Page.

[First used on or about May 9, 2023]

SUPPORT OUR COMPANY
Vote FOR Each Proposal at Nikola’s Annual Meeting of Stockholders

Your Approval is Needed.

Vote by calling (855) 935-2562 or 1-(551)-210-9929
Vote Online at www.proxyvote.com
Vote by Following the Instructions on Your Proxy Card

Voting Deadline is June 6, 2023 at 11:59 p.m., EST

Dear Nikola Stockholder,

According to our latest records, your proxy vote relating to Nikola Corporation’s Annual Meeting of Stockholders has not yet been received. We urge you to vote today FOR each of the proposals on the ballot. The available voting methods are outlined above.

Your vote “FOR” Proposal 2 is particularly important as it allows us to increase the number of shares of our company's common stock. The passage of this proposal requires more than 50% of our outstanding shares to vote favorably. Every share counts. Every vote counts.

What Happens If Proposal 2 Does Not Pass:

•The Company will be limited in our ability to raise capital in order to support our ongoing operations and business objectives. We may have to reduce activities or lose important business opportunities, which could negatively affect our performance and our business.

It is imperative for ALL stockholders to VOTE your shares. Stockholders as of the close of business on April 10, 2023 are entitled to vote, even if you no longer own the shares. The Annual Meeting will be held virtually on June 7, 2023, at 1:00 p.m. PT.

If you have any questions, or require assistance with voting, please contact Alliance Advisors at (855)-935-2562.

On behalf of our entire team and Board of Directors, thank you for your continued support of Nikola.

Sincerely,

Michael Lohscheller, Chief Executive Officer and President
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